EXHIBIT A

         Pursuant to Rule 13d-1(k) of Regulation 13D-G of the General Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, the undersigned agrees that the statement to which this Exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  August 10, 2012

                                         By: /s/ Kim M. Silva
                                             --------------------------
                                             Kim M. Silva

                                         Attorney-in-Fact for:

                                         SPO PARTNERS II, L.P.(1)
                                         SPO ADVISORY PARTNERS, L.P.(1)
                                         SAN FRANCISCO PARTNERS, L.P.(1)
                                         SF ADVISORY PARTNERS, L.P.(1)
                                         SPO ADVISORY CORP.(1)
                                         JOHN H. SCULLY(1)
                                         PHOEBE SNOW FOUNDATION, INC.(1)
                                         ELI J. WEINBERG(1)
                                         IAN R. MCGUIRE(1)
                                         EDWARD H. MCDERMOTT(1)

                                         (1) A Power of Attorney
                                         authorizing Kim M. Silva to
                                         act on behalf of this
                                         person or entity has been
                                         previously filed with the
                                         Securities and Exchange
                                         Commission.